Exhibit 4.2
                                                                     -----------

                                 March 31, 2002


LOEHMANN'S OPERATING CO.,
2500 Halsey Street
Bronx, New York 10461
Attention:  Mr. Robert Glass

Ladies and Gentlemen:

     Reference is hereby made to (a) that certain Credit Agreement dated as of September 29, 2000 (the "Credit Agreement"), by and among LOEHMANN'S OPERATING CO., a Delaware corporation ("Borrower"), BANKERS TRUST COMPANY, a New York banking corporation (in its individual capacity, hereinafter referred to as "BTCo") and the other financial institutions parties thereto as lenders thereunder (BTCo and each of such other financial institutions hereinafter are referred to, collectively, as "Lenders"), and BTCo, acting in its capacity as agent (BTCo, in such capacity, hereinafter referred to as "Agent") for itself and the other Lenders; (b) that certain Guaranty dated as of September 29, 2000 (the "Holdings Guaranty"), executed by Loehmann's Inc., a Delaware corporation ("Holdings") in favor of Agent; and (c) that certain Guaranty dated as of September 29, 2000 (the "Loehmann's Real Estate Guaranty"), executed by Loehmann's Real Estate Holdings Inc., a Delaware corporation ("Loehmann's Real Estate") in favor of Agent (Borrower, Holdings and Loehmann's Real Estate sometimes hereinafter referred to individually as a "Credit Party" and collectively as the "Credit Parties"). Annexed hereto as Schedule 1 is a list of each Person that is currently a Lender under the Credit Agreement and the Proportionate Share of each such Lender. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     The Credit Parties: (a) have advised Agent that Borrower has entered into a certain Purchase Option Agreement dated January 11, 2002 (the "Halsey Option Agreement"), with Commerce-Halsey LLC, a New York limited liability company ("Purchaser"), pursuant to which Borrower has agreed to enter into a certain contract of sale (the "Halsey Sale Agreement") among Borrower, Purchaser and Westchester Creek Corporation, a New York corporation ("Landlord"), pursuant to which Borrower will (i) sell to Purchaser (the "Halsey Sale") certain of Borrower's leased real property and interests in leased real property commonly known as 2500 Halsey Street, Bronx, New York (the "Halsey Real Property") and
(ii) agree with Landlord and Purchaser as to the termination of Borrower's leasehold estate in the Halsey Real Property (the "Halsey Lease Disposition"), the execution and delivery of a new lease by Landlord to Purchaser of the Halsey Real Property and the sublease of a portion of the Halsey Real Property by Purchaser to Loehmann's Real Estate (the "Halsey Sublease"), all for a total gross purchase price of $5,400,000; and (b) in connection therewith, have requested, among

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Loehmann's Operating Co.
__________ __, 2002
Page 2


other things, that (I) Agent and Lenders consent to the Halsey Sale, the Halsey Lease Disposition and the Halsey Sublease (the Halsey Sale, Halsey Lease Disposition and Halsey Sublease sometimes hereinafter referred to collectively as the "Halsey Dispositions"), and (II) Agent execute and deliver to or at the direction of Borrower a mortgage release in the form attached hereto as Exhibit A (the "Mortgage Release"), pertaining to the leasehold mortgage described therein.

     Effective upon receipt by Agent of: (a) a copy of this consent letter duly executed by the Majority Lenders and acknowledged and agreed to by each of the Credit Parties, (b) a landlord agreement substantially in the form attached hereto as Exhibit B, or in such other form as shall be in form and substance satisfactory to Agent, duly executed by Purchaser and Landlord, respectively, and (c) for the account of each Lender which has executed and delivered a copy of this consent letter to Agent, a non-refundable consent fee in immediately available Dollars equal to such Lender's Proportionate Share of $50,000, Agent and Lenders hereby consent to the Halsey Dispositions and agree that notwithstanding the terms and provisions of the Credit Documents, the execution and delivery by Borrower of the Halsey Option Agreement, Halsey Sale Agreement and Halsey Sublease, and the performance by Borrower of the respective transactions contemplated thereunder, including, without limitation, the Halsey Dispositions shall not constitute an Event of Default and further agree as follows:

          (i) at the request of Borrower, to promptly deliver to Jenkens & Gilchrist Parker Chapin, for the attention of Harvey Boneparth, Esq., counsel to Borrower ("Borrower's Counsel"), a duly executed and acknowledged Mortgage Release, to be held in escrow by Borrower's Counsel pending deposit of $4,400,000 into the BT Account in immediately available Dollars such deposit to be confirmed by receipt by Borrower's Counsel of telephonic confirmation by Agent (or its legal counsel, Denise S. Burn, Esq.); and

          (ii) that the automatic and permanent reduction in the Fixed Asset Sublimit occurring as a result of the Halsey Sale and receipt by or for the account of Borrower of the Net Disposition Proceeds thereof shall be in the amount of such Net Disposition Proceeds, notwithstanding anything to the contrary contained in clause (c) of the definition of the term "Fixed Asset Sublimit" set forth in the Credit Agreement.

     In connection with, and in consideration of, this consent letter, Borrower and each of the other Credit Parties, by their execution and delivery of the acknowledgment and agreement set forth hereinbelow, hereby represent to Agent and each of the Lenders that, as of the date of such execution and delivery, and as of the date of consummation of the Halsey Sale, and assuming effectiveness of this consent letter: (a) no consent or other authorization in connection with the execution and delivery of the Halsey Sale Agreement and the performance by Borrower of its respective obligations thereunder is required pursuant to any Requirement of Law or any material agreement, document or instrument to which Borrower or any of the other Credit Parties is a party or by which any of their respective properties or assets are bound; (b) no Default or

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Loehmann's Operating Co.
__________ __, 2002
Page 3


Event of Default has occurred and is continuing, or will result from consummation of the Halsey Dispositions; and (c) Borrower has previously delivered or caused to be delivered to Agent a true, correct and complete copy of the Halsey Option Agreement, to which is annexed a true, correct and complete copy of the Halsey Sale Agreement, and all other material agreements, documents and instruments, if any, executed and/or delivered, or to be executed and/or delivered, by Borrower or any of the other Credit Parties pursuant thereto or in connection therewith.

     Borrower and each of the other Credit Parties, by their execution and delivery of the acknowledgment and agreement set forth hereinbelow, further acknowledge and agree that, except as otherwise expressly set forth herein (a) the execution and delivery of this consent letter shall in no way affect any of the respective rights, powers or remedies of Agent or any of the Lenders under the Credit Agreement or any of the other Credit Documents, constitute a waiver of any term or provision thereof or obligate Agent or any of the Lenders, at any time hereafter, to consent to or effect any other release of Collateral, whether of a similar or different nature; (b) all of the respective terms and provisions of the Credit Agreement and the other Credit Documents remain in full force and effect and are hereby ratified and confirmed in all respects; (c) none of them has any defenses, claims or set-offs to the enforcement by Agent or any of the Lenders of any of such terms and provisions or any of the Obligations, and (d) subject to the receipt by Borrower of the Mortgage Release, as provided hereinabove, Agent and each of the Lenders has fully performed all obligations to the respective Credit Parties which such Person may previously have had or has on and as of date hereof, and on and as of the date of consummation of the Halsey Sale.


                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]

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Loehmann's Operating Co.
__________ __, 2002
Page 4


     This consent letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile, email or similar electronic transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this consent letter.

                                        BANKERS TRUST COMPANY, individually
                                        as a Lender and in its capacity as Agent


                                        By:  /s/ Frank Fazio
                                            ----------------
                                        Name:  Frank Fazio
                                        Title: Director

        [SIGNATURE PAGE FOR CONSENT LETTER FOR LOEHMANN'S OPERATING CO.]

                                        LENDER:

                                        DIME COMMERCIAL CORPORATION


                                        By:  /s/ Pamela Wilson
                                            ------------------
                                        Name:  Pamela Wilson
                                        Title: Vice President

        [SIGNATURE PAGE FOR CONSENT LETTER FOR LOEHMANN'S OPERATING CO.]

                                        LENDER:

                                        GENERAL MOTORS ACCEPTANCE
                                        CORPORATION


                                        By: /s/
                                           -------------------------
                                        Name:
                                        Title: Senior Vice President

        [SIGNATURE PAGE FOR CONSENT LETTER FOR LOEHMANN'S OPERATING CO.]

                                        LENDER:

                                        HELLER FINANCIAL, INC.


                                        By:  /s/ Richard Jonscher
                                            ---------------------
                                        Name:  Richard Jonscher
                                        Title: Vice President

        [SIGNATURE PAGE FOR CONSENT LETTER FOR LOEHMANN'S OPERATING CO.]

                                        LENDER:

                                        IBJ WHITEHALL BUSINESS CREDIT
                                        CORPORATION


                                        By:  /s/ Otto Brunke
                                            ----------------
                                        Name:  Otto Brunke
                                        Title:

        [SIGNATURE PAGE FOR CONSENT LETTER FOR LOEHMANN'S OPERATING CO.]

                                        LENDER:

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By:  /s/ Mitchell J. Tarvid
                                            -----------------------
                                        Name:  Mitchell J. Tarvid
                                        Title: Vice President

        [SIGNATURE PAGE FOR CONSENT LETTER FOR LOEHMANN'S OPERATING CO.]


ACKNOWLEDGED AND AGREED TO
as of March 31, 2002

BORROWER:

LOEHMANN'S OPERATING CO., a
Delaware corporation


By:  /s/ Robert Glass
     ----------------
Name:  Robert Glass
Title: President


GUARANTORS:


LOEHMANN'S, INC., a Delaware corporation


By:  /s/ Robert Glass
     ----------------
Name:  Robert Glass
Title: President


LOEHMANN'S REAL ESTATE HOLDINGS
INC., a Delaware corporation


By:  /s/ Robert Glass
     ----------------
Name:  Robert Glass
Title: President

                                    EXHIBIT A

                            FORM OF MORTGAGE RELEASE
                            ------------------------

Attached.

                                    EXHIBIT B

                           FORM OF LANDLORD AGREEMENT
                           --------------------------

                                    Attached.

                                   SCHEDULE 1
                                   ----------

                 Lender                                      Proportionate Share
                 ------                                      -------------------

1.   Bankers Trust Company ..............................................14.00%

2.   Dime Commercial Corporation ........................................16.00%

3.   General Motors Acceptance Corporation ..............................20.00%

4.   Heller Financial, Inc. .............................................16.00%

5.   IBJ Whitehall Business Credit Corporation ..........................20.00%

6.   LaSalle Bank National Association ..................................14.00%